UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2017 (November 27, 2017)

Vantiv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35462	26-4532998
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8500 Governor’s Hill Drive

Symmes Township, Ohio 45249

(Address of principal executive offices, including zip code)

(513) 900-5250

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On August 9, 2017, the boards of Vantiv, Inc. (“Vantiv”) and Worldpay Group plc, a public limited company registered in England and Wales (“Worldpay”) announced (the “Offer Announcement”) that they had reached agreement on the terms of a recommended offer for the entire issued and to be issued ordinary share capital of Worldpay by Vantiv and Vantiv UK Limited (the “Acquisition”). The Acquisition is being implemented by means of a court-sanctioned scheme of arrangement (the “Scheme”) under Part 26 of the U.K. Companies Act 2006. Vantiv is filing this information on Form 8-K, including the exhibit attached hereto, to provide an update on the progress of the Acquisition.

Vantiv has today filed a definitive proxy statement (the “Definitive Proxy Statement”) with the SEC and will commence mailing the Definitive Proxy Statement to Vantiv stockholders on or about November 28, 2017. A special meeting of Vantiv stockholders will be held at 9:00 a.m. Eastern time on January 8, 2018 (the “Vantiv Stockholder Meeting”). The Vantiv Stockholder Meeting is being held in order to, among other things, approve the issuance of shares of Vantiv Class A common stock which represents the share portion of the consideration payable to Worldpay shareholders in connection with the Acquisition.

The UK prospectus in respect of the issuance of new shares of Vantiv Class A commons stock in connection with the Acquisition and the proposed standard listing of Vantiv Class A shares on the London Stock Exchange, and the Worldpay scheme document relating to the Acquisition are expected to be published on November 28, 2017. Vantiv and Worldpay anticipate that Worldpay’s shareholder meetings will be convened in early January 2018, and it is expected that the Acquisition will be completed in mid-January of 2018, subject to, among other things, the necessary shareholder approvals having been received. The Worldpay Scheme document will contain a full anticipated timetable with respect to the completion of the Acquisition.

Vantiv also announced today that, in relation to the regulatory clearance conditions to which the Acquisition is subject:

•	the waiting period under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) has expired;

•	all required pre-closing approvals from the UK Financial Conduct Authority have been received; and

•	the Dutch Central Bank has made positive decisions in respect of the integrity of all persons who need to be vetted as co-policymakers of Worldpay B.V. in relation to the proposed implementation of the Acquisition.

Accordingly, Vantiv considers that the conditions set out in the Announcement relating to the above regulatory authorities have been satisfied.

Charles Drucker, president and chief executive officer of Vantiv, today provided the following statement with respect to the Acquisition:

“The last few months have reinforced the compelling strategic rationale for combining Worldpay and Vantiv. The positive reaction from current and prospective customers gives us great confidence that we can achieve more together than either of us could do on our own. This includes driving incremental revenue by expanding in global ecommerce; taking integrated payments to the UK and across Europe; cross-selling our B2B payments expertise into our combined customer base; and optimizing our product sets, increasing our speed to market. We are confident this will deliver long-term value creation for our shareholders, driven by our proven ability to effectively integrate companies.”

Philip Jansen, chief executive officer of Worldpay, today provided the following statement with respect to the Acquisition:

“We are making excellent progress towards completion of the transaction; the planning to merge the two businesses is well advanced. We have set up joint integration teams that will deliver the cost synergies and capture the revenue opportunities that will result from the new Worldpay’s unparalleled scale, differentiated products and global reach. We have secured all the major regulatory approvals, and we are on track to close in mid-January of 2018. Combining our companies to create the leading payment provider of global integrated omni-commerce couldn’t be more exciting.”

Vantiv has uploaded to its website a Transaction Update presentation with respect to the combined company and the status of the Acquisition. A copy of the Transaction Update presentation is filed as Exhibit 99.1 to this current report and is incorporated herein by reference.

Additional Information

This announcement is being made in respect of a potential transaction involving Worldpay, Vantiv and Bidco. In connection with such transaction, Vantiv has filed the Definitive Proxy Statement and other documents regarding such transaction with the SEC. Before making any voting or investment decision, investors are urged to carefully read the entire Definitive Proxy Statement and any other relevant documents filed by Vantiv with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Vantiv, Worldpay and the transaction. Investors and security holders are also urged to carefully review and consider Vantiv’s public filings with the SEC, including but not limited to its Annual Reports on Form 10-K, its proxy statements, its Current Reports on Form 8-K and its Quarterly Reports on Form 10-Q. Copies of the Definitive Proxy Statement will be mailed to the respective stockholders of Vantiv. A copy of the Definitive Proxy Statement also may be obtained free of charge at the SEC’s web site at http://www.sec.gov.

Participants in the Solicitation

Vantiv and its directors, officers and employees may be considered participants in the solicitation of proxies from Vantiv’s stockholders in respect of the potential transaction involving Worldpay and Vantiv. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Vantiv’s stockholders in connection with such transaction, including names, affiliations and a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Definitive Proxy Statement and other relevant materials which have been filed with the SEC. Information concerning the interests of Vantiv’s participants in the solicitation, which may, in some cases, be different than those of Vantiv’s stockholders generally, is set forth in the materials filed by Vantiv with the SEC, including in the proxy statement for Vantiv’s 2017 Annual Meeting of Stockholders, which was filed with the SEC on 15 March 2017, as supplemented by other Vantiv filings with the SEC, and is also set forth in the Definitive Proxy Statement.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Transaction Update Presentation dated November 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Transaction Update Presentation dated November 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: November 27, 2017	By:	/s/ NELSON F. GREENE
		Name:	Nelson F. Greene
		Title:	Chief Legal and Corporate Services Officer and Secretary